Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on Form 8-K/A of Nakamoto Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of BTC Inc. and Subsidiaries as it appears in our report, appearing in Form 8-K/A.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 7, 2026